Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	September 14, 2018
BUTLER NATIONAL CORPORATION ANNOUNCES FIRST QUARTER FISCAL YEAR 2019 FINANCIAL RESULTS AND CONFERENCE CALL - Revenue Increased 15%, Aerospace Products Revenue Increased 30% -

OLATHE, KANSAS, September 14, 2018, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the first quarter fiscal 2019 ended July 31, 2018.  In conjunction with the release, the Company has scheduled a conference call Monday, September 17, 2018 at 9:00 AM Central Daylight Time.

What: Butler National Corporation First Quarter Fiscal 2019 Financial Results Conference Call

When: Monday, September 17, 2018 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the first quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2019.

Historical selected financial data related to all operations:
	Quarter Ended July 31		Quarter Ended April 30
	(In thousands)		(In thousands)
	2018	2017	2018	2017
Net Revenue	$13,404	$11,649	$14,444	$15,122
Operating Income	901	646	721	1,503
Net Income (Loss)	509	238	(1)	777
Total Assets	41,883	42,250	41,431	42,778
Long-term Obligations	1,389	2,944	1,735	3,347
Stockholders' Equity	30,182	28,721	29,266	28,296
Weighted Average Shares – Diluted	64,743	64,544	64,388	63,456
New Product Research and Development Cost	318	398	427	328

Management Comments

“The quarter-ended July 31, 2018 was a positive beginning to fiscal year 2019. Revenue increased 15% to $13.4 million in the three months ended July 31, 2018, as compared to $11.6 million in the three months ended July 31, 2017. The increase in revenue reflects an increase of 30% in Aerospace Products revenue and an increase of 7% in Professional Services revenue. We continue to focus on growth in international markets, solutions for regulatory mandates and the development of new supplemental type certificates (“STCs”). This includes significant efforts in South America, Europe, Africa, and Asia.

First quarter fiscal 2019 net income was $509,000 compared to a net income of $238,000 in the first quarter fiscal 2018. First quarter fiscal 2019 operating margin was 6.7 % compared to 5.5% in first quarter fiscal 2018. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

During the three months ending July 31, 2018, we invested approximately $318,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue increased 7% for the three months ended July 31, 2018 to $7.9 million compared to $7.4 million in the three months ended July 31, 2017. Costs remained constant in the three months ended July 31, 2018 at $4.8 million compared to $4.8 million for the three months ended July 31, 2017. Costs were 60% of segment total revenues in the three months ended July 31, 2018, as compared to 65% of segment total revenues in the three months ended July 31, 2017. Expenses increased 15% in the three months ended July 31, 2018 to $2.6 million compared to $2.3 million in the three months ended July 31, 2017. Expenses were 33% of segment total revenues in the three months ended July 31, 2018, as compared to 30% of segment total revenues in the three months ended July 31, 2017. Operating income increased 54% to $544,000 in the three months ended July 31, 2018 from $353,000 in the three months ended July 31, 2017.

Aerospace Products:

Revenue increased 30% to $5.5 million in the three months ended July 31, 2018, compared to $4.2 million in the three months ended July 31, 2017. The increase in revenue was due to an increase of $762,000 in modification business and a $484,000 increase in avionics business. Costs increased by 36% in the three months ended July 31, 2018 to $4.1 million compared to $3.0 million for the three months ended July 31, 2017. Costs were 75% of segment total revenue in the three months ended July 31, 2018, as compared to 72% of segment total revenue in the three months ended July 31, 2017. Expenses increased 10% in the three months ended July 31, 2018 to $969,000 compared to $884,000 million in the three months ended July 31, 2017. Expenses were 18% of segment total revenue in the three months ended July 31, 2018, as compared to 21% of segment total revenue in the three months ended July 31, 2017. Operating income from Aerospace Products increased 22% to $357,000 in the three months ended July 31, 2018 from $293,000 in the three months ended July 31, 2017.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of July 31, 2018 our backlog totaled approximately $13.4 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing and certification of support systems for "Classic" commercial and military aircraft, weapon control systems for Boeing and Apache helicopters and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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